Exhibit 10.01

STOCK PURCHASE AGREEMENT

THIS AGREEMENT, a “STOCK PURCHASE AGREEMENT, is made and entered into on the date first written below, by and between Bravo Multinational Incorporated ("Seller") and Dr. Mark Corrigan ("Purchaser");

WHEREAS, the “Seller” is Delaware Corporation ("Corporation"), with capital stock of  1,000,000,000 shares of $0.0001 par value common stock; and

WHEREAS, the “Purchaser” desires to purchase said stock and the “Seller” desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth (see Exhibit “A”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement, and in order to consummate the purchase and the sale of the “Corporation's” Stock aforementioned, it is hereby agreed as follows:

1.  PURCHASE AND SALE:  Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the “Purchaser” shall purchase from the “Seller” the “Corporation's” Stock in consideration of the purchase price set forth in this Agreement (See Exhibit “A”).  The certificates representing the “Corporation's” Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentation affixed thereto at the expense of the “Seller.” The closing of the transactions contemplated by this Agreement ("Closing") shall be finalized by both the “Seller” and “Purchaser” signing of the agreement.

2.  AMOUNT AND PAYMENT OF PURCHASE PRICE.  The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER. “Seller” hereby warrants and represents:

  (a) Organization and Standing.  “Corporation” is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted.

  (b) Restrictions on Stock.

i.

The “Seller” is not a party to any agreement, written or oral, creating rights in respect to the “Corporation's” Stock in any third person or relating to the voting of the Corporation's Stock;

ii.

“Seller” is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges;

iii.

“Seller” does not presently have any present agreement or understanding, directly or indirectly, with any Person to distribute any of the shares of Common Stock that may be received hereunder in a transaction that would violate the United States Securities Act or any state securities Laws;

iv.

“Seller” understands that the certificates or other instruments representing the Shares issuable to “Purchaser” hereunder will bear a restrictive legend as set forth below and are subject to the holding period restrictions pursuant to Rule 144; provided further that, after the expiration of the holding period applicable pursuant to Rule 144, the legend indicating that the certificates are subject to restrictions thereof shall be removed and the Corporation (“Seller”) shall issue a certificate without such legend to the holder (“Purchaser”) of the shares of Bravo Multinational’s Common Stock. Seller understands that, all certificates or other instruments representing the Common Shares purchased are issuable hereunder shall bear the following restrictive legends:

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THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

v.

Any and all legal opinion’s regarding the removal of the 144 legend required for reissuance of share’s as “FREE;” Purchaser will provide for and pay for such opinions as required.

4.  REPRESENTATIONS AND WARRANTIES OF “SELLER” AND “PURCHASER”

“Seller” and “Purchaser” hereby represent and warrant that there has been no act or omission by “Seller, Bravo Multinational Incorporated” and “Purchaser” which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5.  GENERAL PROVISIONS

 (a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

  (b) Governing Law. This agreement and all transactions contemplated hereby, shall be Governed by, construed and enforced in accordance with the laws of the State of Virginia.  The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the City of Virginia Beach, State of Virginia.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first written below.

Signed, sealed and delivered in the presence of:

By: /s/____________________  (Seller)

      Richard Kaiser, CFO/ Director

      Bravo Multinational Incorporated

Date:July 18, 2019

By: /s/____________________ (Purchaser)

      Dr. Mark Corrigan, Individual

Date:July 16, 2019

EXHIBIT "A” AMOUNT, PAYMENT, and DELIVERY OF PURCHASED SHARES

  (a) Consideration. As total consideration for the purchase and sale of the Bravo Multinational Incorporated stock, pursuant to this Agreement, the “Purchaser” shall pay to the “Seller” the sum of Thirty Thousand Dollars ($30,000), such total consideration to be referred to in this Agreement as the "Purchase Price."

  (b) Payment. The “Purchase Price” shall be paid as follows:

    i. The sum of Thirty Thousand Dollars ($30,000) to be delivered to “Seller” within 48-hours upon the execution of this   Agreement.

(c) Delivery. “Seller” upon receipt of Thirty Thousand Dollars ($30,000) from “Purchaser” will deliver restricted 144 legend shares at a cost basis of $0.20 (twenty cents) per share for a total issuance of 150,000 (one hundred fifty thousand) 144-shares of Bravo Multinational Incorporated shares, issuance to be delivered to “Purchaser” as “BOOK ENTRY” position to address first written above within 10 (ten) working days upon receipt of monies based on this agreement.

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